UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2011
FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Exchange Street Suite 618, Buffalo, NY	14210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (716) 819-5500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On April 15, 2011, pursuant to the terms of the Agreement and Plan of Merger dated as of August 18, 2010 and as amended on September 27, 2010 (the “Merger Agreement”), by and among First Niagara Financial Group, Inc. (“First Niagara”), NewAlliance Bancshares, Inc. (“NewAlliance”) and FNFG Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into NewAlliance, with NewAlliance as the surviving corporation and as a wholly owned subsidiary of First Niagara (the “Merger”). Immediately following the Merger, NewAlliance Bank, a wholly-owned subsidiary of NewAlliance, was merged with and into First Niagara Bank N.A., a wholly owned subsidiary of First Niagara, with First Niagara Bank surviving (the “Bank Merger”). In addition, upon consummation of the Merger and the Bank Merger, NewAlliance was merged with and into First Niagara, with First Niagara surviving. In accordance with the Merger Agreement, the aggregate consideration paid to NewAlliance shareholders consisted of approximately 94 million shares of First Niagara common stock and cash of $199 million.
This current report on Form 8-K/A is being filed to amend the initial current report on Form 8-K filed with the Securities and Exchange Commission by First Niagara on April 15, 2011. The initial report is being amended to include the pro forma financial information required by Item 9.01 (b) of Form 8-K and to include the financial statements of NewAlliance as of March 31, 2011 and for the three months ended March 31, 2011.
Item 9.01 Financial Statements and Exhibits
(a)	Financial statements of business.
(i)	The unaudited consolidated financial statements of NewAlliance as of March 31, 2011 and December 31, 2010 and for the three months ended March 31, 2011 and 2010 are filed as Exhibit 99.1 and incorporated herein by reference.
(b)	Pro forma financial information.
(i)	The Unaudited Pro Forma Combined Condensed Consolidated Financial Statements as of and for the year ended December 31, 2010 are attached hereto as Exhibit 99.2.
(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Unaudited Consolidated Financial Statements of NewAlliance

99.2	Unaudited Pro Forma Combined Condensed Consolidated Financial Statements as of and for the year ended December 31, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.
DATE: July 1, 2011	By:	/s/ Gregory W. Norwood
Gregory W. Norwood
Chief Financial Officer (Duly authorized representative)